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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              Centene Corporation
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             (Exact Name of Registrant as Specified in its Charter)


                 Delaware                                 04-1406317
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


          7711 Carondelet Avenue, Suite 800, St. Louis, Missouri 63105
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                    (Address of Principal Executive Offices)


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

     Securities Act Registration Statement file number to which this form relates: 333-71258 (if applicable).
         ---------

     Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be                    Name of Each Exchange on which Each
       so Registered                              Class is to be Registered
-------------------------                    -----------------------------------
          None                                         Not Applicable

     Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $0.001 per share
                                (Title of Class)

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Item 1:  Description of Registrant's Securities to be Registered.

     For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading "Description of Capital Stock" in the Registrant's prospectus, which constitutes a part of the Registrant's registration statement on Form S-1, as amended (File No. 333-71258) (the "Registration Statement"), filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.

Item 2:  Exhibits.

     The following exhibits to this registration statement have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference.



Exhibit
Number   Description
3.2      Certificate of Incorporation of Centene Corporation, a Delaware
         Corporation

3.2a     Certificate of Amendment dated November 8, 2001 to Certificate of
         Incorporation of Centene Corporation, a Delaware corporation

3.2b Certificate of Designations dated November 8, 2001 for Series A, B, C, and D Preferred Stock of Centene Corporation, a Delaware corporation

3.4      By-laws of Centene Corporation

4.1      Specimen certificate for shares of common stock of Centene Corporation

4.2      Amended and Restated Shareholders' Agreement, dated September 23, 1998

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                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: December 1, 2001

                                       CENTENE CORPORATION


                                       By: /s/ Michael F. Neidorff
                                           -------------------------------------
                                           Michael F. Neidorff
                                           President and Chief Executive Officer